As filed with the Securities and Exchange Commission on November 22, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

PLX PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4995704 (I.R.S. Employer Identification Number)

 PLx Pharma Inc.
9 Fishers Lane, Suite E

Sparta, New Jersey 07871

(Address of principal executive offices)

____________________________

PLX PHARMA INC. 2018 INCENTIVE PLAN

PLX PHARMA INC. 2015 OMNIBUS INCENTIVE PLAN

(Full title of the plans)

____________________________

Natasha Giordano

President and Chief Executive Officer

PLx Pharma Inc.

9 Fishers Lane, Suite E

Sparta, New Jersey 07871

(973) 409-6541

(Name, address and telephone number, including area code, of agent for service)

____________________________

With a copy to:

Robert Friedman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Telephone: (212) 451-2300

____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

____________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	7,753,484(3)	$10.36	$80,326,094.24	$7,446.23

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of common stock, par value $0.001 per share (“Common Stock”), of PLx Pharma Inc., a Delaware corporation (the “Company”), that become issuable under the plans listed in footnote 3 below by reason of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on November 19, 2021.

(3)	Represents 7,000,000 shares of Common Stock issuable pursuant to the PLx Pharma Inc. 2018 Incentive Plan (as amended, the “2018 Plan”), and 753,484 shares of Common Stock issuable pursuant to the PLx Pharma Inc. 2015 Omnibus Incentive Plan (as amended, the “2015 Plan”).

EXPLANATORY NOTE

The Company has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register 7,753,484 shares of Common Stock issuable or issued pursuant to the 2015 Plan and the 2018 Plan.

This Form S-8 includes a Reoffer Prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. The Reoffer Prospectus may be utilized for reofferings and resales of shares of Common Stock acquired pursuant to the 2015 Plan and the 2018 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.

The documents containing the information in Part I relating to the Plans will be sent or given to participants in the Plans as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus (the “Section 10(a) Prospectus”) as required by Section 10(a) of the Securities Act in respect of future issuances under the Plans.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) Prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Plans, will be available without charge by contacting the Corporate Secretary at 9 Fishers Lane, Ste. E, Sparta, New Jersey 07871 or (973) 409-6541.

PROSPECTUS

7,753,484 Shares
PLX PHARMA INC.
Common Stock ($0.001 par value)

This prospectus relates to the reoffer and resale by certain selling stockholders of shares of PLx Pharma Inc. (“PLx Pharma”, the “Company”, “we”, “our” or “us”) or shares that may be issued by us to the selling stockholders upon the exercise of stock options granted under our 2015 Omnibus Incentive Plan (as amended, the “2015 Plan”) and our 2018 Stock Incentive Plan (as amended, the “2018 Plan”). This prospectus also relates to certain underlying options, shares of restricted stock and shares relating to restricted stock units that have not as of this date been granted or issued. If and when such options, shares of restricted stock, or shares relating to restricted stock units are granted to persons required to use the prospectus to reoffer and resell the shares underlying such options, the shares of restricted stock or the shares relating to the restricted stock units, we will distribute a prospectus supplement. The shares are being reoffered and resold for the account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares.

The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Global Market, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will bear all expenses in connection with the preparation of this prospectus. We will, however, receive the exercise price of any options, exercisable into shares that will be reoffered and resold, at the time of their exercise.

Our common stock (“Common Stock”) is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PLXP”. On November 19, 2021, the last reported sale price of our Common Stock on Nasdaq was $10.07.

Investing in our Common Stock involves a high degree of risk. You should carefully review the risks and uncertainties we have described under the section titled “Risk Factors” on page 1 of this prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus, including those filed after the date hereof.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 22, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-8 that we filed with the Securities and Exchange Commission (“SEC”). All references to “Company,” “we,” “our” or “us” refer solely to PLx Pharma Inc. and not to the persons who manage us or sit on our Board of Directors or are our stockholders. Reference to “selling stockholders” refers to those stockholders listed herein in the section titled “Selling Stockholders” beginning on page 1 of this prospectus, who may sell shares from time to time as described in this prospectus. All trade names used in this prospectus are either our registered trademarks or trademarks of their respective holders.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any selling stockholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the Common Stock being offered.

This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, as well as the exhibits to the registration statement of which this prospectus is a part, before making an investment decision.

The Company

We are a commercial-stage drug delivery platform technology company focused on improving how and where active pharmaceutical ingredients (APIs) are absorbed in the gastrointestinal (GI) tract via its clinically validated and patent protected PLxGuard™ technology. We believe this platform has the potential to improve the absorption of many drugs currently on the market or in development, and to reduce the risk of stomach injury associated with certain drugs.

VAZALORE™ 325 mg and VAZALORE™ 81 mg (referred to together as “VAZALORE”) are FDA-approved liquid-filled aspirin capsule, available in 81 mg and 325 mg doses. VAZALORE delivers aspirin differently from plain and enteric coated aspirin products. The special complex inside the capsule allows for targeted release of aspirin, limiting its direct contact with the stomach. VAZALORE delivers fast, reliable absorption for pain relief plus the lifesaving benefits of aspirin.

Our commercialization strategy targets the over-the-counter (“OTC”) market, taking advantage of the existing distribution channels for aspirin. We market VAZALORE to the healthcare professional and the consumer through several sales and marketing channels. Our product pipeline also includes other oral NSAIDs using the PLxGuard drug delivery platform that may be developed, including PL1200 Ibuprofen 200 mg and PL1200 Ibuprofen 400 mg, for pain and inflammation in Phase I clinical stage.

We were originally incorporated in Texas in 2002 and re-incorporated in Delaware in 2015. On April 19, 2017, Dipexium Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Dipexium Pharmaceuticals, Inc., a Delaware corporation (“Dipexium”), merged with and into PLx Pharma Inc., a privately-held Delaware corporation (“Old PLx”), pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization dated as of December 22, 2016 by and among Dipexium, Merger Sub and Old PLx (the “Merger”). As part of the Merger, Dipexium was re-named PLx Pharma Inc. and Old PLx was re-named PLx Opco Inc. Following completion of the Merger, Old PLx became a wholly-owned subsidiary of the Company. Since the completion of the Merger, the business we have conducted has been primarily the business of Old PLx. The combined company, renamed as PLx Pharma Inc., together with its subsidiary PLx Opco Inc., is referred to herein as the “Company.”

The Company’s headquarters is located at 9 Fishers Lane, Ste. E, Sparta, New Jersey 07871. Our telephone number is (973) 409-6541.

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RISK FACTORS

Investing in our securities involves significant risks. Before deciding whether to invest in our securities, you should carefully consider the risks, uncertainties and assumptions described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein and therein, including the risk factors in our most recent Annual Report on Form 10-K, as amended, as revised or supplemented by our Quarterly Reports on Form 10-Q, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference in this prospectus contain forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms, and similar expressions. These statements reflect our current views with respect to future events. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements, many of which are discussed in greater detail in the section titled “Risk Factors” in this prospectus.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. The selling stockholders will receive all of the net proceeds from sales of the Common Stock pursuant to this prospectus. We will not receive any part of the proceeds from such sales of Common Stock. We will, however, receive the exercise price of the options at the time of their exercise. We expect to use any such proceeds primarily for working capital and general corporate purposes.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell the shares of our Common Stock issued to them from time to time at prices and at terms prevailing or at prices related to the current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the reoffer and resale of shares of Common Stock that have been issued or that may be issued in the future to the selling stockholders, listed below, or future selling stockholders under our 2015 Plan and 2018 Plan. Certain unnamed non-affiliates, each of whom may sell up to the lesser of 1,000 shares of Common Stock or 1% of the shares of our Common Stock issuable under the Plans may use this reoffer prospectus for reoffers and resales.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling stockholder at November 16, 2021, (ii) the number of shares to be offered for resale by each selling stockholder (i.e., the total number of shares underlying options held by each selling stockholder irrespective of whether such options are presently exercisable or exercisable within sixty days of November 16, 2021), and (iii) the number and percentage of shares of our Common Stock to be held by each selling stockholder after completion of the offering (i.e., such number is exclusive of shares underlying options that have not been exercised). Except as otherwise set forth below, the address of the persons listed below is c/o PLx Pharma Inc., 9 Fishers Lane, Suite E, Sparta, New Jersey 07871 and each of the persons listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

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All information with respect to the Common Stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the Common Stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the Common Stock owned by them and covered by this reoffer prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Common Stock, no estimate can be given as to the number of Common Stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the common shares owned beneficially by them that are covered by this reoffer prospectus, but will not sell any other common shares that they presently own.

Name	Relationship to the Company	Number of shares of Common Stock Beneficially Owned at November 16, 2021 (1)	Number of Shares to be Offered for Resale (2)		Number of shares of Common Stock Beneficially Owned After Completion of the Offering (3)	Percentage of Class to be Owned After Completion of the Offering
Michael J. Valentino	Executive Chairman of the Board of Directors	1,061,013	432,509	(4)	815,171	2.9%
Natasha Giordano	CEO and Director	620,655	1,240,127	(5)	1,086	*
Rita M. O’Connor	CFO	242,420	544,675	(6)	12,970	*
Gary S. Balkema	Director	47,779	89,001	(7)	5,445	*
Anthony Bartsh	Director	—	—		—	—
Kirk Calhoun	Director	44,009	89,001	(8)	1,675	*
Robert Casale	Director	45,044	89,001	(9)	2,710	*
John W. Hadden II	Director	46,024	89,001	(10)	3,690	*

____________

*	Less than one percent
(1)	A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after November 16, 2021 upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days from November 16, 2021) have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

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(2)	Includes vested and non-vested stock options.
(3)	Includes the aggregate ownership of the Company’s Common Stock assuming all of the shares of Common Stock offered for resale pursuant to their offering have been sold.
(4)	Includes shares underlying 245,842 stock options that will vest within 60 days of November 16, 2021, as well as shares underlying 186,667 stock options will vest more than 60 days after November 16, 2021 held by Mr. Valentino.
(5)	Includes shares underlying 619,569 stock options that will vest within 60 days of November 16, 2021, as well as shares underlying 620,558 stock options that will vest more than 60 days after November 16, 2021 held by Ms. Giordano.
(6)	Includes shares underlying 229,450 stock options that will vest within 60 days of November 16, 2021, as well as shares underlying 315,225 stock options that will vest more than 60 days after November 16, 2021 held by Ms. O’Connor.
(7)	Includes shares underlying 42,334 stock options that will vest within 60 days of November 16, 2021, as well as shares underlying 46,667 stock options that will vest more than 60 days after November 16, 2021 held by Mr. Balkema.
(8)	Includes shares underlying 42,334 stock options that will vest within 60 days of November 16, 2021, as well as shares underlying 46,667 stock options that will vest more than 60 days after November 16, 2021 held by Mr. Calhoun.
(9)	Includes shares underlying 42,334 stock options that will vest within 60 days of November 16, 2021, as well as shares underlying 46,667 stock options that will vest more than 60 days after November 16, 2021 held by Mr. Casale.
(10)	Includes shares underlying 42,334 stock options that will vest within 60 days of November 16, 2021, as well as shares underlying 46,667 stock options that will vest more than 60 days after November 16, 2021 held by Mr. Hadden.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest, selling shares of Common Stock may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our common stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
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•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Any broker-dealer acquiring Common Stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on Nasdaq or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The selling stockholders and any broker-dealers that act in connection with the sale of the Common Stock hereunder might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

The selling stockholders reserve the right to accept, and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of Common Stock. The selling stockholders will pay any sales commissions or other seller’s compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares of the Common Stock under the laws of any country, other than the United States. To comply with certain states’ securities laws, if applicable, the selling stockholders will offer and sell their shares of Common Stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling stockholders may not offer or sell shares of Common Stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

The selling stockholders have represented to us that any purchase or sale of shares of Common Stock by them will comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our Common Stock (a “Distribution”) from directly or indirectly bidding for, or purchasing for any account in which he or she has a beneficial interest, any of our Common Stock or any right to purchase our Common Stock, for a period of one business day before and after completion of his or her participation in the distribution (we refer to that time period as the “Distribution Period”).

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During the Distribution Period, Rule 104 under Regulation M prohibits the selling stockholders and any other persons engaged in the Distribution from engaging in any stabilizing bid or purchasing our Common Stock except for the purpose of preventing or retarding a decline in the open market price of our Common Stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling stockholders will be reoffering and reselling our Common Stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to our Common Stock.

There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder or otherwise.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for us by Olshan Frome Wolosky LLP, New York, New York.

ADDITIONAL INFORMATION

We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act with respect to the shares offered hereby. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov/ that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at https://plxpharma.com/. The information on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the sale of all the shares of common stock that are part of this offering. The documents we are incorporating by reference are as follows:

•	Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020 filed with the SEC on March 12, 2021, as amended by the Form 10-K/A filed with the SEC on April 30, 2021;

•	Quarterly Reports on Form 10-Q the Company for the fiscal quarter ended March 31, 2021, filed with the SEC on May 14, 2021; for the fiscal quarter ended June 30, 2021, filed with the SEC on August 6, 2021; and for the fiscal quarter ended September 30, 2021, filed with the SEC on November 12, 2021;

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•	Current Reports on Form 8-K of the Company filed with the SEC on January 11, 2021, March 1, 2021 (other than information furnished rather than filed), March 2, 2021, March 3, 2021, March 12, 2021 (other than information furnished rather than filed), March 17, 2021, May 14, 2021 (other than information furnished rather than filed), August 6, 2021 (other than information furnished rather than filed), August 6, 2021, September 21, 2021 (other than information furnished rather than filed) and November 12, 2021 (other than information furnished rather than filed); and

•	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, declared effective by the SEC on March 12, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

PLx Pharma Inc.

9 Fishers Lane, Ste. E

Sparta, New Jersey 07871

Attn: Corporate Secretary

(973) 409-6541

Additional information about us is available at our web site located at https://plxpharma.com/. Information contained in our web site is not a part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Company with the SEC under the Securities Act and the Exchange Act, are incorporated herein by reference (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):

•	Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2020 filed with the SEC on March 12, 2021, as amended by the Form 10-K/A filed with the SEC on April 30, 2021;

•	Quarterly Report on Form 10-Q the Company for the fiscal quarter ended March 31, 2021, filed with the SEC on May 14, 2021; for the fiscal quarter ended June 30, 2021, filed with the SEC on August 6, 2021; and for the fiscal quarter ended September 30, 2021, filed with the SEC on November 12, 2021;

•	Current Reports on Form 8-K of the Company filed with the SEC on January 11, 2021, March 1, 2021 (other than information furnished rather than filed), March 2, 2021, March 3, 2021, March 12, 2021 (other than information furnished rather than filed) and March 17, 2021, May 14, 2021 (other than information furnished rather than filed), August 6, 2021 (other than information furnished rather than filed), August 6, 2021, September 21, 2021 (other than information furnished rather than filed) and November 12, 2021 (other than information furnished rather than filed); and

•	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, declared effective by the SEC on March 12, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

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Item 6.	Indemnification of Directors and Officers

The Company may, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”), as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, costs, fees or other matters referred to in or covered by said section, and the indemnification provided for shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any bylaw, agreement, insurance, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

No director shall be personally liable to the Company or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for breach of the director’s duty of loyalty to the Company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Company is subject to Section 203 of the DGCL, which prevents an “interested stockholder” (defined in Section 203, generally, as a person owning 15% or more of a corporation’s outstanding voting stock) from engaging in a “business combination” with a publicly-held Delaware corporation for three (3) years following the date such person became an interested stockholder, unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66% of the outstanding voting stock of the corporation not owned by the interested stockholder. A “business combination” includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the interested stockholder.

The provisions of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in the control of the Company.

The Company maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which relate to the offering hereunder. The Company also has agreements with its directors and officers providing for the indemnification thereof under certain circumstances.

The foregoing summaries are qualified in their entirety by the terms and provisions of such arrangements.

Item 7.	Exemption From Registration Claimed

Not applicable.

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Item 8. Exhibits

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of PLx Pharma Inc., incorporated herein by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q, SEC File No. 001-36351, filed on August 11, 2017.

4.2	Certificate of Amendment to the Amended Certificate of Incorporation of PLx Pharma Inc., incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, SEC File No. 001-36351, filed on February 20, 2019.

4.3	Amended and Restated Bylaws of PLx Pharma Inc., incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, SEC File No. 001-36351, filed on January 20, 2017.

4.4	PLx Pharma Inc. 2015 Omnibus Incentive Plan, incorporated by reference to Annex G to the Company’s Registration Statement on Form S-4, SEC File No. 333-215684, filed on January 25, 2017.

4.5	PLx Pharma Inc. 2018 Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, SEC File No. 001-36351, filed on November 9, 2018.

4.6	PLx Pharma Inc. 2018 Incentive Plan, as amended, incorporated by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A, SEC File No. 001-36351, filed on October 5, 2021.

5.1	Opinion of Olshan Frome Wolosky LLP.

23.1	Consent of Marcum LLP.

23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

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Item 9. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparta, State of New Jersey on the 22nd day of November, 2021.

PLX PHARMA INC.

By:	/s/ Natasha Giordano
	Name:	Natasha Giordano
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Natasha Giordano and Rita O’Connor as his or her true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Natasha Giordano	President, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2021
Natasha Giordano

/s/ Rita O’Connor	Chief Financial Officer (Principal Financial and Accounting Officer)	November 22, 2021
Rita O’Connor

/s/ Michael J. Valentino	Director and Executive Chairman of the Board	November 22, 2021
Michael J. Valentino

/s/ Gary Balkema	Director	November 22, 2021
Gary Balkema

/s/ Anthony Bartsh	Director	November 22, 2021
Anthony Bartsh

/s/ Robert Casale	Director	November 22, 2021
Robert Casale

/s/ Kirk Calhoun	Director	November 22, 2021
Kirk Calhoun

/s/ John W. Hadden II	Director	November 22, 2021
John W. Hadden II

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